SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12 (b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FARMMI, INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

No. 307, Tianning Industrial Area
Lishui, Zhejiang Province
People’s Republic of China 323000
+86-057-1875555801 — telephone
+86-057-1875555826 — facsimile

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-221569 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Ordinary Shares to be registered hereunder is contained in the section entitled “Description of Share Capital” of the Prospectus included in the Registrant’s Registration Statement on Form F-1, (File No. 333-221569), as initially filed with the Securities and Exchange Commission (the “Commission”) on November 15, 2017, as amended on Form F-1/A (the “Registration Statement”). The section containing these descriptions is incorporated herein by reference.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” pertaining to Form 8-A, no exhibits are required to be filed as a part of this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities being registered herein are not being registered pursuant to Form 12(g) of the Securities and Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Farmmi, Inc.

	By:	/s/ Yefang Zhang
Yefang Zhang
Chief Executive Officer

Dated: February 12, 2018